Exhibit 4.1

INDENTURE

between

PVH CORP.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as TRUSTEE

Dated as of April 15, 2024

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-ii-

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Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
§ 310(a)(1), (2) and (5)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8
6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.1
7.2(a)
(b)	7.2(b)
(c)	7.2(c)
§ 313(a)	7.3(a)
7.3(b)
(b)	7.3(b)
(c)	7.3(a)
7.3(b)
(d)	7.3(c)
§ 314(a)(1), (2) and (3)	7.4
(a)(4)	10.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
(f)	Not Applicable
§ 315(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
§ 316
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4(f)
§ 317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§ 318(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE, dated as of April 15, 2024, between PVH CORP., a Delaware corporation (hereinafter called the “Company”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debt securities (hereinafter called the “Securities”) in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

Article I

Definitions and Other Provisions of General Application

Section 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)  the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)  all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)  any reference to an “Article,” a “Section” or a “Subsection” refers to an Article, Section or Subsection, as the case may be, of this Indenture;

(6)  unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(7)  any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any.pdf file,.jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder; notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

“Act,” when used with respect to any Holder has the meaning specified in Section 1.4(a).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings corresponding to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any officer or employee of the Company authorized to take such action by a Board Resolution.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in the applicable Place of Payment are authorized or required by law, regulation or executive order to close in the City of New York or any city in which the Corporate Trust Office or any Place of Payment is located.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means, respectively, the written order or request signed in the name of the Company by an Officer, or any other officer authorized by an Officer to sign such order or request, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at U.S. Bank Trust Company, National Association, Global Corporate Trust, 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328, Attention: Gregory Jackson, or such other address as the Trustee may designated from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes a corporation, association, company, joint-stock company or business trust.

“covenant defeasance” has the meaning specified in Section 14.3.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.7.

“defeasance” has the meaning specified in Section 14.2.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.1 with respect to such series (or any successor thereto).

“Discount Security” means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Dollar” or “$” means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company and its successors.

“Euro” or “€” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union that, as at the time of payment, is legal tender for payment of public and private debts.

“Event of Default” has the meaning specified in Article V.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.4.

“Global Security” means a Security evidencing all or part of a series of Securities, which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee.

“Holder” means a Person in whose name a Security is registered in the Securities Register.

“Indenture” means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term Indenture shall also include the terms of each particular series of Securities established as contemplated by Section 3.1.

“Interest Payment Date” means as to each series of Securities the Stated Maturity of an installment of interest on such Securities.

“Maturity” when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 6.2.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer, or any other officer authorized by an Officer to sign such certificate, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company or an Affiliate of the Company, or other counsel reasonably acceptable to the Trustee.

“Original Issue Date” means the date of issuance specified as such in each Security.

“Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except solely to the extent provided in Sections 14.2 or 14.3, as applicable, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XIV; and

(iv) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or that have been paid pursuant to Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code of New York;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of a Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (A) above, of the amount determined as provided in such Clause), and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

“Paying Agent” means the Trustee or any other Person authorized by the Company (including the Company) to pay or deliver the principal of (and premium, if any) and interest on any Securities on behalf of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable pursuant to Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.1 with respect to Securities of a series, the date that is the last day of the month immediately preceding the month in which such Interest Payment Date falls (whether or not a Business Day).

“Repayment Date,” when used with respect to any Security to be repaid upon exercise of an option for repayment by the Holder, means the date fixed for such repayment pursuant to this Indenture.

“Repayment Price,” when used with respect to any Security to be repaid upon exercise of an option for repayment by the Holder, means the price at which it is to be repaid pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer (i) assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary, any financial services officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) who shall have direct responsibility for the administration of this Indenture.

“Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date,” for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a corporation or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, managers, trustees or equivalent of such corporation, whether at all times or only as long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.5.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality for the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian (I) with respect to any specific payment of principal of or interest on any such U.S. Government Obligation specified in clause (x) of this definition of U.S. Government Obligation and held by such custodian for the account of the holder of such depositary receipt or (II) with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vice President” when used with respect to the Company means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.2 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include:

(1)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Forms of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, or by any Person duly authorized by means of any written certification, proxy or other authorization furnished by a Depositary; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or, in the case of the Depositary, furnishing the written certification, proxy or other authorization pursuant to which such instrument or instruments are signed. Proof of execution of any such instrument, any writing appointing any such agent or authorizing any such Person or any such written certification or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)  The fact and date of the execution by any Person of any such instrument, writing, certification or proxy may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing, certification or proxy acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c)  The fact and date of the execution by any Person of any such instrument, writing, certification or proxy, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(d)  The ownership of Securities shall be proved by the Securities Register.

(e)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(f)   The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as hereinafter in this Section provided) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(g)  Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5 Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)  the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office or at any other address previously furnished in writing to the Company by the Trustee, or

(2)  the Company by the Trustee or any Holder shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first class, postage prepaid, to the Company, Attention: General Counsel addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the standing instructions from such Depositary or its designee.

Section 1.7 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.8 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law; Waiver of Jury Trial; Forum Selection.

THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Each of the Company, the Trustee and the Holders by their acceptance of the Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

Each of the Company, the Holders and the Trustee hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts, and waives any objection it may have under law to such courts and jurisdiction as proper venue in connection with any such suit, action or proceeding.

Section 1.13 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security that specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be, until such next succeeding Business Day).

Section 1.14 Immunity of Incorporators, Stockholders, Officers, Directors and Others.

No recourse shall be had for the payment or delivery of the principal, premium, if any, or the interest, on any Securities, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, against any director, officer, employee, incorporator, agent, stockholder or Affiliate, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any director, officer, employee, incorporator, agent, stockholder or Affiliate, past, present or future, of the corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

Section 1.15 Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes, and signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Article II

Security Forms

Section 2.1 Forms Generally.

The Securities of each series shall be in substantially the form or forms as shall be established by or pursuant to a Board Resolution or, subject to Section 3.3, set forth in, or determined in a manner provided in, an Officer’s Certificate of the Company authorized by a Board Resolution, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form or forms of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.3 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION Not in its individual capacity but solely as Trustee

By:
AUTHORIZED SIGNATORY

Date of Authentication:

Article III

The Securities

Section 3.1 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of such series, which shall distinguish the Securities of the series from all other Securities;

(b) the limit, if any, upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.6 or 13.3 and except for any Securities that, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(c) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

(d) the rate or rates, if any, at which the Securities of such series shall bear interest, or the method or methods by which such rate or rates may be determined, whether payment of interest will be contingent in any respect and/or the interest rate reset, the Interest Payment Dates on which such interest shall be payable, and the Regular Record Date for the interest payable on any Security on any Interest Payment Date, or the method by which any of the foregoing shall be determined;

(e) if applicable, the remarketing or extension features of the Securities of the series;

(f) the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(g) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation or the right, if any, of the Company to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(i) the denominations in which any Securities of such series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(j) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of Outstanding;

(k) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Securities of such series;

(l) any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;

(m) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(n) any index or indices used to determine the amount of payments of principal of (and premium, if any) and interest on the Securities of such series or the manner in which such amounts will be determined;

(o) whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for definitive Securities of such series;

(p) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(q) the appointment of any Paying Agent or Agents for the Securities of such series;

(r) the terms of any right to convert or exchange Securities of such series into any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(s) the applicability, if any, of Sections 14.2 and/or 14.3 to the Securities of or within the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV; and

(t) any other terms of the Securities of such series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee upon original issuance from time to time upon written order of Persons designated in the Officer’s Certificate or supplemental indenture and that such Persons are authorized to determine, consistent with such Officer’s Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series. All Securities of any one series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

Section 3.2 Denominations.

The Securities of each series shall be in registered form without coupons and shall be issuable, if denominated in Dollars, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and, if denominated in Euros, in denominations of €100,000 and any integral multiple of €1,000 in excess thereof, in each case unless otherwise specified as contemplated by Section 3.1.

Section 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by an Officer. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture; and

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed or engraved or produced by any other method, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.5 Registration, Transfer and Exchange.

The Company shall cause to be kept at each office or agency maintained for registrations of transfers and exchanges in a Place of Payment pursuant to Section 10.2 with respect to the Securities of each series a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Each such register is herein sometimes referred to as the “Securities Register.” The Company shall designate one Person to maintain the Securities Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Securities Registrar.” The Company appoints the Trustee as Securities Registrar unless otherwise specified with respect to any particular series in accordance with Section 3.1. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series shall be maintained, and the Company may designate itself the Securities Registrar with respect to one or more of such series. The Company may revoke any designation of a Securities Registrar theretofore made by it. The Securities Register shall be open for inspection by the Trustee and the Company at all reasonable times.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and no successor Depositary has been appointed within 90 days of this notice or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary and no successor Depositary has been appointed within 90 days after the Company has learned that the Depositary has ceased to be so registered, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary notifies the Trustee of its decision to exchange any Global Securities for Securities registered in the names of Persons other than the Depositary, (C) the Company in its sole discretion determines that such Global Security will be so exchangeable or transferable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.1. All Securities registered in exchange for a Global Security shall be registered in such names as the Depositary directs.

(3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.6, 9.6, 11.6 or 13.3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(5) Neither any members of, or participants in, the Depositary nor any other Persons on whose behalf such members or participants may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent, any Securities Registrar, any authenticating agent or any other agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in the form of a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, the Trustee, any Paying Agent, any Securities Registrar and any other agent of the Company and any agent of the Trustee shall be entitled to deal with any depositary (including any Depositary), and any nominee thereof, that is the holder of any such Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal (and premium, if any) and interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, any Paying Agent, any Securities Registrar or any other agent of the Company or any agent of the Trustee shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such depositary and any members or participants in the Depositary or other participant in such depositary or between or among any such depositary, any such member or participant in the Depositary or other participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, members or participants of the Depositary and any other Person on whose behalf a member or participant of the Depositary may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any Global Security.

Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of 15 business days before the day of selection for redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, and there is delivered to the Company and the Trustee such security, indemnity or indemnity bond as may be required by them to save each of them and any agent of them harmless, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

Interest on any Security of any series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 3.1 with respect to the related series of Securities.

Any interest on any Security that is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid or otherwise delivered to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed or otherwise delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

Section 3.9 Cancellation.

All Securities surrendered for payment, redemption, repayment, transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities shall be destroyed by the Trustee and the Trustee shall deliver to the Company a certificate of such destruction.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 [Reserved].

Section 3.12 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee or its designee shall use “CUSIP” numbers in notices of redemption or other related material as a convenience to Holders; provided that any such notice or other related material may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other related material and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Article IV

Satisfaction And Discharge

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), upon Company Order, be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of (and premium, if any) and interest on such Securities) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when,

(1) either:

(A) all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been canceled or delivered to the Trustee or Paying Agent for cancellation; or

(B) all Securities of such series not theretofore canceled or delivered to the Trustee or Paying Agent for cancellation

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of Clause (B)(i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee or Paying Agent as trust funds in trust for such purpose cash or U.S. Government Obligations or a combination thereof in an amount (without consideration of any reinvestment of interest) sufficient to pay and discharge the entire indebtedness on such Securities for principal (and premium, if any) and interest to, but excluding, the date of such deposit (in the case of Securities that have become due and payable) or, to, but excluding, the Stated Maturity or Redemption Date, as the case may be; provided that (i) in connection with any deposit of funds with the Trustee or Paying Agent pursuant to this Section 4.1 upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee or Paying Agent equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee or Paying Agent at or prior to 1:00 p.m., New York City time, on the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid) and if deposited with the Trustee or Paying Agent on the date of redemption, in accordance with Section 11.5; and (ii) in the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee or Paying Agent is required to return the moneys then on deposit with the Trustee or Paying Agent to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

Section 4.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the applicable series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money or obligations have been deposited with or received by the Trustee.

Article V

Remedies

Section 5.1 Events of Default.

“Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to a supplemental indenture or Board Resolution (or an Officer’s Certificate executed by an officer of the Company authorized by a Board Resolution) establishing the terms of such series pursuant to this Indenture:

(1) the failure to pay interest on any Security of that series on an Interest Payment Date and the default continues for a period of 30 days;

(2) the failure to pay the principal (or premium, if any) of any Security of that series at Maturity;

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture, and the default continues for a period of 90 days after written notice thereof to the Company by the Trustee or the Holders of least 25% in the aggregate principal amount of Outstanding Securities of that series, specifying the default and demanding that such default be remedied (provided that such notice may not be given with respect to any action taken, and reported publicly or to Holders of the Securities, more than two years prior to such notice);

(4) the failure to repurchase any Security of that series tendered for repurchase at the option of the Holders thereof before their Stated Maturity in compliance with Article XIII hereof;

(5) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness for borrowed money of the Company or the payment of which is guaranteed by the Company in an aggregate principal amount in excess of $200 million at any one time and continuance of this failure to pay or (b) a default on any indebtedness for borrowed money of the Company or the payment of which is guaranteed by the Company, which default results in the acceleration of the principal of indebtedness for borrowed money in an aggregate principal amount in excess of $200 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 10 days or more after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Securities of such series; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or is cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured;

(6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or all or substantially all of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(7) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or all or substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

(8) any other Event of Default provided with respect to Securities of that series.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(6) or 5.1(7)) with respect to Securities of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued but unpaid interest on all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) and with respect to Securities of any series at the time Outstanding shall occur and be continuing, the unpaid principal amount of all the Securities of that series (or, if the Securities of that series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) and accrued and unpaid interest thereon shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders may not enforce this Indenture except as provided in this Indenture and under the Trust Indenture Act. Subject to the provisions herein relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or discretion of any of the Holders, unless the Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee. During the existence of an Event of Default, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest; and, in addition thereto, all amounts owing the Trustee under Section 6.7.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors:

(a) the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

(ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

(b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5 Trustee May Enforce Claim Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of the costs and expenses relating to the collection of such moneys and of the expenses, liabilities and advances owing to or incurred or made by the Trustee (and any predecessor Trustee), including attorneys’ and agents’ fees and expenses;

Second: To the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest, respectively; and

Third: The balance, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive such remainder or as a court of competent jurisdiction shall direct.

Section 5.7 Limitation on Suits.

No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not any action the Holders direct it to take is unduly prejudicial to other Holders).

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or the Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series,

(2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may waive (on behalf of all Holders of the Securities) by notice to the Trustee any existing Default or Event of Default hereunder and its consequences with respect to such series except a continuing Default or Event of Default:

(1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(2) in respect of a provision hereof that under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and shall cease to exist, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security.

Section 5.15 Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article VI

The Trustee

Section 6.1 Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2 Notice of Defaults.

Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, in the case of any Default of the character specified in Section 5.1(3) with respect to Securities of any series, no such notice shall be given until at least 60 days after such actual knowledge; provided, further, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice contains a reference to the Securities and this Indenture.

Section 6.3 Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate, an Opinion of Counsel, or both;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) in the exercise of the rights and powers vested in it by this Indenture, after an Event of Default, the Trustee shall use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(j) Except during the continuance of an Event of Default, the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(k) No provision of this Indenture shall be construed to relieve the Trustee from liability with respect to matters that are within the authority of the Trustee under this Indenture for its own negligent action, negligent failure to act or willful misconduct, except that:

(i) the Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Company or the Holders of at least a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture;

(iii) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(iv) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(v) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

The Trustee shall have no duty or obligation to monitor the Company’s compliance with the terms of this Indenture or to ascertain or inquire as to the observance, performance of any covenants, conditions or agreements of the Company except as expressly set forth in this Indenture.

Section 6.5 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company and any interest on or investment of any money received by it shall be for the exclusive benefit of the Company.

Section 6.7 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as the Company and the Trustee have agreed in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, action, suit, cost or expense of any kind and nature whatsoever incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such loss, liability, claim, action, suit, cost or expense is attributable to its negligence or willful misconduct.

The provisions of this Section 6.7 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

The Trustee shall be under no obligation to institute any suit, or to undertake any proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other anticipated disbursements, and against all liability except to the extent determined by a court of competent jurisdiction to have been caused solely by its own negligence or willful misconduct.

Section 6.8 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series if all such series rank equally at the time of issuance.

Section 6.9 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time upon ten days’ written notice with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an instrument in writing or an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such instrument in writing or supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such instrument in writing or supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force that it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

Section 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal, State, District of Columbia or Territory authority, and the appointment of any Authenticating Agent shall be subject to the consent of the Company. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
AS AUTHENTICATING AGENT

Section 6.15 Force Majeure.

In no event shall the Trustee incur any liability for any failure in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitations, strikes, work stoppage, accidents, acts of war, terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, acts or provisions of any present or future law or regulation or governmental authority, fire, communication line failures, earthquakes, civil unrest, local or national disturbance or disaster, and the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article VII

Holder’s Lists and Reports by Trustee and Company

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually not more than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 90 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

Section 7.2 Preservation of Information, Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

(b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than 60 days after May 15 in each calendar year, commencing with the first May 15 after the first issuance of Securities under this Indenture.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any securities exchange.

Section 7.4 Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, copies of such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same are filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

Article VIII

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.1 Company May Consolidate, Etc., only on Certain Terms.

The Company shall not consolidate with, or merge with or into, any other Person (other than in a merger or consolidation in which the Company is the continuing Person), or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (in one transaction or a series of related transactions) to any other Person (other than one or more Subsidiaries of the Company), unless:

(1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or to which its assets shall be sold, conveyed, transferred, leased or otherwise disposed of, shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations on the Securities of each series and under the Indenture;

(2) immediately after giving effect to such transaction, no Event of Default or any event that is, or after notice or passage of time or both would be, an Event of Default, shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee (A) an Opinion of Counsel stating that such consolidation, merger or sale, conveyance, transfer, lease or other disposition and such supplemental indenture (if any) complies with this Article and that all conditions precedent herein relating to such transaction have been complied with and (B) an Officer’s Certificate to the effect that immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

Section 8.2 Successor Corporation Substituted.

Upon any consolidation or merger by the Company with or into any other Person, or any sale, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets to any Person subject to and in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or other disposition (but not with respect to a lease) the Company shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved and liquidated.

Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance, transfer, lease or other disposition, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

Article IX

Supplemental Indentures

Section 9.1 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided, that the uncertificated Securities are issued in registered form for U.S. federal income tax purposes);

(3) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of appointment by a successor Trustee;

(5) to conform the terms of this Indenture and the Securities to any provision or other description of the Securities, as the case may be, contained in an offering document related thereto;

(6) to provide for the assumption by a successor Person of the Company’s obligations under this Indenture and the Securities, in each case in compliance with the provisions thereof;

(7) to create a series of Securities and establish its terms or otherwise provide for the issuance of any Securities under this Indenture;

(8) to comply with the rules of any applicable securities depositary;

(9) to make any change that would provide any additional rights or benefits to the Holders of the Securities (including to secure the Securities, add guarantees with respect thereto, transfer any property to or with the Trustee, add to the Company’s covenants for the benefit of the Holders, add any additional Events of Default for the Securities, or surrender any right or power conferred upon the Company) or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

(10) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Securities in registered form; provided that any such action shall not adversely affect the interests of the Holders of any series of Securities in any material respect;

(11) to supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Securities in accordance with this Indenture; provided that such action shall not adversely affect the interests of any of the Holders of any series of Securities in any material respect;

(12) to change or eliminate any of the provisions of this Indenture so long as such change or elimination does not affect any Securities which are Outstanding under this Indenture prior to the effectiveness of such change or elimination; or

(13) to make any change that does not adversely affect the interests of any Holder of the Securities of any series in any material respect.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders (including evidence of consents or Acts obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such series) delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture, including a waiver; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) reduce the percentage in principal amount of an Outstanding Security whose Holders must consent to an amendment or waiver;

(2) reduce the rate of, change or have the effect of changing the time for payment of interest, including Defaulted Interest, on a series of Securities;

(3) reduce the principal of or change the fixed maturity of a series of Securities, or reduce the redemption price;

(4) make a series of Securities payable in currency other than that stated in the Security or change the Place of Payment of a series of Securities from that stated in the Security or in this Indenture;

(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on the Securities on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or to bring suit to enforce such payment, or permitting holders holding a majority in principal amount of a series of Securities to waive Defaults or Events of Default; or

(6) modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase the percentage in principal amount of Outstanding Securities of any series the consent of whose Holders is required for any waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officer’s Certificate and (other than in connection with the execution of any supplemental indenture on the date of original issuance of Securities under this Indenture) an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Article X

Covenants

Section 10.1 Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Section 10.2 Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment and an office or agency where Securities of that series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

Section 10.3 Money for Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to 1:00 p.m. New York City time on each due date of the principal of or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal of (and premium, if any) or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest on any Security of that series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 10.4 Statement as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company covering the preceding calendar year, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 10.5 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.1, 9.1(7) or 9.1(9) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect. If the Securities of a series have not been registered under the Securities Act, the Holders of at least a majority in principal amount of such series, by Act of such Holders, may waive compliance by the Company with the Trust Indenture Act with respect to such series unless such compliance is otherwise required by the Trust Indenture Act.

Article XI

Redemption of Securities

Section 11.1 Applicability of this Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security of such series shall be subject to partial redemption only in the amount, if denominated in Dollars, of $2,000 or integral multiples of $1,000 thereof, and, if denominated in Euros, of €100,000 or integral multiples of €1,000 thereof.

Section 11.2 Election to Redeem; Notice to Trustee

In case of any redemption at the election of the Company of any of the Securities of any particular series and having the same terms, the Company shall, not less than 10 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed.

Section 11.3 Selection of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, pro rata, or in accordance with the procedures of the Depositary and that may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in a denomination which shall not be less than the minimum authorized denomination for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, or electronically delivered (or otherwise transmitted) in accordance with the applicable procedures of the Depositary, not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

With respect to Securities of each series to be redeemed, each notice of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to this Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on a specified day prior to the Redemption Date;

(c) if less than all Outstanding Securities of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(f) that the redemption is for a sinking fund, if such is the case; and

(g) the CUSIP number(s) of the Securities being redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall not be irrevocable.

Notwithstanding anything herein to the contrary:

(i) any notice of redemption of any series of Securities may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or the Redemption Date may be delayed (including to a date on or after the 60th day after the applicable notice of redemption was delivered) until such time as any or all such conditions shall be satisfied; and

(ii) any notice of redemption may provide that payment of the Redemption Price and the Company’s obligations with respect to such redemption may be performed by another Person.

The notice if mailed or delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 11.5 Deposit of Redemption Price.

Prior to 1:00 p.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest on, all the Securities that are to be redeemed on that date.

Section 11.6 Payment of Securities Called for Redemption.

If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.7.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security (subject to Section 3.5) will also be a new Global Security.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of (and premium, if any) on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Article XII

Sinking Funds

Section 12.1 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any sinking fund payment in excess of such minimum amount that is permitted to be made by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption (or purchase by tender or otherwise) of Securities of any series as provided for by the terms of such Securities.

Section 12.2 Satisfaction of Sinking Fund Payments with Securities.

In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option, at any time no more than 16 months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Securities of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Securities of such series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price for such Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 3.1) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Such Officer’s Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Company to deliver such Officer’s Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officer’s Certificate), the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.2 and without the right to make the optional sinking fund payment with respect to such series at such time.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or, if the Company is acting as its own Paying Agent, segregated and held in trust by the Company as provided in Section 10.3) for such series and together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.3) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6. On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 10.3) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 3.1) equal to the principal (and premium, if any) and any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of such series; provided, however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such moneys may be applied pursuant to the provisions of this Section.

Article XIII

Repayment at the Option of Holders

Section 13.1 Applicability of Article.

Securities of any series that are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with their terms and (except as otherwise specified pursuant to Section 3.1 for Securities of such series) in accordance with this Article.

Section 13.2 Repayment of Securities.

Each Security that is subject to repayment in whole or in part at the option of the Holder thereof on a Repayment Date shall be repaid at the applicable Repayment Price together with interest accrued to such Repayment Date as specified pursuant to Section 3.1.

Section 13.3 Exercise of Option; Notice.

Each Holder desiring to exercise such Holder’s option for repayment shall, as conditions to such repayment, surrender the Security to be repaid in whole or in part together with written notice of the exercise of such option at any office or agency of the Company in a Place of Payment, not less than 10 nor more than 60 days prior to the Repayment Date. Such notice, which shall be irrevocable, shall specify the principal amount of such Security to be repaid, which shall be equal to the minimum authorized denomination for such Security or an integral multiple thereof, and shall identify the Security to be repaid and, in the case of a partial repayment of the Security, shall specify the denomination or denominations of the Security or Securities of the same series to be issued to the Holder for the portion of the principal of the Security surrendered that is not to be repaid.

The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Security so surrendered a new Security or Securities of the same series, of any authorized denomination specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Security so surrendered that is not to be repaid.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security repaid or to be repaid only in part, to the portion of the principal of such Security that has been or is to be repaid.

Section 13.4 Securities Payable on the Repayment Date.

Notice of exercise of the option of repayment having been given and the Securities so to be repaid having been surrendered as aforesaid, such Securities shall, unless purchased in accordance with this Section, on the Repayment Date become due and payable at the price therein specified and from and after the Repayment Date such Securities shall cease to bear interest and shall be paid on the Repayment Date, unless the Company shall default in the payment of such price in which case the Company shall continue to be obligated for the principal amount of such Securities and shall be obligated to pay interest on such principal amount at the rate borne by such Securities from time to time until payment in full of such principal amount.

Article XIV

Defeasance and Covenant Defeasance

Section 14.1 Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

If pursuant to Section 3.1 provision is made for either or both of (a) defeasance of the Securities of a series under Section 14.2 or (b) covenant defeasance of the Securities of a series under Section 14.3, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article XIV, shall be applicable to the Securities of such series, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 14.2 (if applicable) or Section 14.3 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article XIV.

Section 14.2 Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in clauses (A) through (D) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 3.5, 3.6, 10.1, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article XIV, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 14.3 with respect to such Securities and any coupons appertaining thereto.

Section 14.3 Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Section 8.1 and Sections 10.4 to 10.5, inclusive, and, if specified pursuant to Section 3.1, its obligations under any other covenant, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Section 8.1 and Sections 10.4 to 10.5, inclusive, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(3) (with respect to the foregoing covenants), 5.1(5) or 5.1(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

Section 14.4 Conditions to Defeasance and Covenant Defeasance.

The following shall be the conditions to application of Sections 14.2 and 14.3 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

(a) The Company irrevocably deposits in trust for the benefit of Holders of the series of Securities cash or U.S. Government Obligations, or a combination thereof, that, in the opinion of an independent accounting firm, which shall be delivered to the Trustee in the case of deposit of assets other than cash, will generate enough cash to make interest, principal, any premium and any other payments on the Securities of that series at their Stated Maturity.

(b) No Event of Default or Default with respect to such Securities (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such defeasance or covenant defeasance, as applicable) shall have occurred and be continuing on the date of such deposit.

(c) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

(d) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

(e) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred (and, in the case of defeasance only, such Opinion of Counsel must be based on a ruling of the United States Internal Revenue Service or other change in applicable United States federal income tax law).

Section 14.5 Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.5, the “Trustee”) pursuant to Section 14.4 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 14.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or the U.S. Government Obligations, as the case may be, in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, such Securities and any coupons appertaining thereto from which the Company has been discharged or released pursuant to Section 14.2 or 14.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money or U.S. Government Obligations, as the case may be, held in trust pursuant to Section 14.5 with respect to such Securities and any coupons appertaining thereto in accordance with this Article; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities or coupons to receive such payment from the money or U.S. Government Obligations, as the case may be, so held in trust.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PVH CORP.

By:	/s/ Carlos Carvalho
	Name:	Carlos Carvalho
	Title:	Executive Vice President, Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory M. Jackson
	Name:	Gregory M. Jackson
	Title:	Vice President

[Signature Page to Indenture]